UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 22, 2026

JAMES RIVER GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1414 Raleigh Road, Suite 405, Chapel Hill, North Carolina 27517
(Address of principal executive offices)
(Zip Code)
(919) 900-1200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0002 per share	JRVR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On October 22, 2026, James River Group Holdings, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders elected each of Rajiv Basu, Matthew B. Botein, Joel D. Cavaness, Frank N. D’Orazio, Christine LaSala and Peter B. Migliorato for a one-year term to hold office until the 2027 annual meeting of shareholders. The Company’s shareholders also (i) ratified the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditor to serve until the 2027 annual meeting of shareholders and (ii) approved the 2025 compensation of the Company’s named executive officers on a non-binding, advisory basis.
The following is a summary of the voting results for each matter presented to the shareholders at the Annual Meeting:
Proposal 1 – Election of Directors:

Director	For	Against	Abstain	Broker Non-Votes
1a. Rajiv Basu	33,160,035	684,848	39,408	4,497,105
1b. Matthew B. Botein	33,237,685	607,198	39,408	4,497,105
1c. Joel D. Cavaness	28,661,603	5,183,280	39,408	4,497,105
1d. Frank N. D’Orazio	32,927,466	917,317	39,508	4,497,105
1e. Christine LaSala	27,035,373	6,800,738	48,180	4,497,105
1f. Peter B. Migliorato	28,425,072	5,419,711	39,508	4,497,105
Proposal 2 - Ratification of the appointment of Ernst & Young LLP.

For	Against	Abstain	Broker Non-Votes
37,886,263	444,043	51,090	0
Proposal 3 - The approval of the 2025 compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
23,979,580	9,671,819	232,892	4,497,105

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, INC.

Dated: October 23, 2026	By: /s/ Jeanette Miller
Jeanette Miller
Chief Legal Officer